EXHIBIT 10.2

PLEDGE AGREEMENT

        THIS PLEDGE AGREEMENT (this “Agreement”) is made as of this 22nd day of December 2006, by ATLANTIC AMERICAN CORPORATION, a Georgia corporation (the “Pledgor”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

Recitals:

        Pursuant to the provisions of a Credit Agreement dated as of even date herewith (the “Credit Agreement”) between the Pledgor and the Bank, the Bank will state the conditions under which a loan was made to the Pledgor. The Bank has required, as a condition to entering into the Credit Agreement, the Pledgor to grant a security interest in certain Collateral (as hereinafter defined), to agree that the Collateral will secure the Pledgor’s obligations to the Bank under the Credit Agreement pursuant to this Agreement and to pledge shares of stock as Collateral as more particularly described herein.

        The Pledgor is the record and beneficial owner of all of the issued and outstanding capital stock of those Subsidiaries of the Pledgor listed in Exhibit A hereto (the “Pledged Subsidiaries”).

        NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to enter into the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor hereby agrees with the Bank as follows:

        1.      Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Credit Agreement.

        2.      Pledge. In order to secure the prompt payment of all Obligations of the Pledgor to the Bank as defined in the Credit Agreement and the performance by the Pledgor of all of the terms, conditions and provisions of this Agreement, the Credit Agreement, the Note and the other Loan Documents to which the Pledgor is a party and in respect of all other Obligations of the Pledgor to the Bank (collectively, the "Pledgor's Obligations"), the Pledgor hereby pledges, assigns and grants to the Bank a security interest in (a) certain shares of stock of the Pledged Subsidiaries, all as more particularly set forth in Schedule 1 attached hereto and made a part hereof, (b) all shares of stock or other equity interests in the Pledged Subsidiaries which the Pledgor may hereafter acquire, and (c) all shares of stock or other equity interests in Persons which hereafter become Insurance Subsidiaries (as defined in the Credit Agreement) of the Borrower (excluding Statutory Trust I and Statutory Trust II and other similar statutory trusts that may be organized or formed in the future) together with (i) all dividends now or hereafter earned thereon and (ii) all extensions, renewals, modifications, replacements, amendments, substitutions and exchanges thereof and therefor (and all property subsequently deposited pursuant hereto in addition to or in substitution for any such property), including, without limitation, all moneys due or to become due thereunder, all cash, stock, and other dividends now or hereafter declared thereon, all rights to subscribe to securities now or hereafter issued incident thereto, or declared or granted in connection therewith, and all distributions (cash or property) made or to be made in connection therewith or incident thereto, together with all cash and non-cash proceeds thereof, and all options, rights, certificates or other distributions issued as an addition to, in substitution of, in exchange for or on account of the foregoing, and the proceeds of all insurance policies covering all or any part of such property (all of the foregoing is herein collectively referred to as the "Collateral"). The Pledgor will execute and deliver to the Bank all stock certificates (whether now owned or hereafter acquired), assignments, endorsements, powers, hypothecations, and other documents reasonably required at any time and from time to time by the Bank with respect to the Collateral or in order to effect the purposes of this Agreement. With respect to any part of the Collateral consisting of uncertificated securities, the Pledgor will cause the pledge of such securities to be registered on the books of the issuer of such securities.

        3.      Representations and Warranties of Pledgor. Pledgor represents and warrants to the Bank that:

                (a)      The Pledgor is the owner of the Collateral and has good, valid and marketable title to the Collateral free and clear of all liens, security interests, and other encumbrances except for those in favor of the Bank and those previously disclosed in writing to the Bank.

                (b)      The stock listed on Schedule 1 beside the name of each Pledged Subsidiary represents 100% of the beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of each Pledged Subsidiary.

                (c)      The Pledgor will not sell, transfer, exchange, or otherwise dispose of the Collateral, or any part thereof, without the prior written consent of the Bank and will not permit any lien, security interest, or other encumbrance to attach to the Collateral, or any part thereof, other than those in favor of the Bank or those permitted by the Bank in writing.

                (d)      The Pledgor will not allow any Pledged Subsidiary to issue any beneficial interests in such Subsidiary that would cause the percentage of beneficial interest in such Collateral pledged pursuant to this Agreement to fall below the percentages specified in clause (b) above, unless such additional interests are subject to the terms hereof or, if represented by certificates, such certificates are promptly delivered to Bank.

                (e)      The Collateral has been duly and validly issued and is fully paid and nonassessable.

                (f)       Pledgor will advise the Bank promptly, but in any event within 30 days prior to such happening, in reasonable detail, of (i) any security interest (other than the security interests created by this Agreement) on, or claim asserted against, any of the Collateral, or (ii) the occurrence of any event, claim or occurrence that could reasonably be expected to have a material adverse effect on the value of the Collateral greater than or equal to 10% of Pledgor's Consolidated Tangible Net Worth or on the security interests created by this Agreement.

                (g)      No consent, approval, authorization of or designation or filing with any authority on the part of Pledgor is required in connection with the pledge and security interest granted under this Agreement, except those which have been obtained or made.

                (h)      The execution, delivery and performance of this Agreement (i) are within the Pledgor's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or articles of incorporation or by-laws of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor, and (iv) do not result in the creation or imposition of any Lien on any asset of the Pledgor, other than the Lien created hereby.

                (i)      This Agreement constitutes a valid and binding agreement of the Pledgor enforceable in accordance with its terms except as such enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally, and (ii) subject to general legal and equitable principles of good faith, fair dealing and equity, as well as considerations of public policy as the same may be held or deemed to apply.

        4.      Distributions. If the Pledgor shall become entitled to receive or shall receive any: (i) stock certificate (including, but without limitation, any certificate representing a stock dividend or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off); (ii) option, warrant or right, whether as an addition to, in substitution of, or in exchange for the Collateral, or otherwise; (iii) dividends or distributions payable in property (other than cash or cash equivalents), including securities issued by any person other than the issuer of the Collateral; or (iv) dividends or distributions on dissolution, or in partial or total liquidation, then, the Pledgor shall accept any such instruments or distributions as the Bank's agent, shall receive them in trust for the Bank, and shall deliver them forthwith to the Bank in the exact form received with, as applicable, the Pledgor's endorsement and when necessary or appropriate undated stock or bond powers duly executed in blank, to be held by the Bank, subject to the terms hereof, as further collateral security for the Pledgor's Obligations. Unless an Event of Default shall have occurred and be continuing, Pledgor shall be entitled, from time to time, to collect and receive for its own use cash dividends on the Collateral. Upon the occurrence of any Event of Default, the Bank shall have the right to require that all cash dividends on the Collateral payable with respect to any part of the Collateral be paid to the Bank to be held by the Bank as additional collateral security hereunder or to be applied in satisfaction of any of the Pledgor's Obligations. Any non-cash sums paid on or in respect of the Collateral shall be accepted by Pledgor as Bank's agent, Pledgor shall receive such sums in trust for the Bank and all such non-cash sums shall be delivered forthwith to the Bank in the exact form as received, to be held by the Bank, subject to the terms hereof, as further collateral security for the Pledgor's Obligations. So long as (i) any of the Pledgor's Obligations remain outstanding or any loan or advance by the Bank to the Pledgor, or any commitment of the Bank to make a loan or advance to the Pledgor, remains outstanding, or (ii) the Pledgor has not performed all of its obligations under the Credit Agreement or any of the Loan Documents to which it is a party, the Bank shall hold possession of the Collateral.

        5.       Preservation of Collateral. The Pledgor shall be responsible for the preservation of the Collateral in the Bank's possession and shall take all action necessary to preserve the rights of the Pledgor and of the Bank against prior parties to the Collateral. The Bank shall be under no duty (a) to collect any of the Collateral or any moneys due or to become due thereunder, (b) to give any notices with respect to the Collateral, (c) to preserve or maintain any of the Collateral not in its possession, or (d) to preserve rights of the Bank against prior parties to the Collateral. The Bank shall be deemed to have exercised reasonable care with respect to any of the Collateral in its possession if the Bank exercises reasonable care to assure the safe custody of the Collateral and takes such action for the purpose of the care of the Collateral in the Bank's possession as the Pledgor shall reasonably request in writing; but no failure to comply with any such request shall, of itself, be deemed a failure to exercise reasonable care, and no failure to do any act not requested by the Pledgor shall, of itself, be deemed a failure to exercise reasonable care.

        6.       Rights of Bank. In addition to all other rights available to it under applicable laws or otherwise: (a) the Bank, in conjunction with the assignment, pledge, or transfer of any of the loans or advances by the Bank to the Pledgor shall have the right, to the extent permitted by applicable law, to assign therewith the Bank's rights in any of the Collateral, and any assignee, pledgee, or transferee shall have the rights of the Bank hereunder with respect to the Collateral so assigned, pledged, or transferred, and the Bank shall be thereafter relieved from all duties with respect to any such Collateral; and (b) upon the occurrence and during the continuance of an Event of Default, the Bank shall have the right, to the extent permitted by applicable law, (i) to transfer the whole or any part of the Collateral into the name of the Bank or its nominee, (ii) to notify any person obligated on any of the Collateral to make payment directly to the Bank or its nominee of any amounts due or to become due thereon, and (iii) upon notice to the Pledgor, to take control of any of the Collateral to the extent permitted by applicable law; provided that the failure by the Bank to give notice to the Pledgor shall not affect the right of the Bank to take control of any of the Collateral or otherwise give rise to any liability on the part of the Bank.

        7.       Administration of Security. At any time, either before or after the occurrence of an Event of Default, any or all shares of stock constituting the Collateral or a part thereof held by the Bank hereunder may, at the option of the Bank, be registered in the name of the Bank or in the name of Bank's nominee and Pledgor hereby covenants that, upon demand therefor by the Bank, Pledgor will cause the issuer of the Collateral to effect such registration on such issuer's books, subject in each case to compliance with applicable statutes, rules and regulations. If such registration shall be effected prior to the occurrence of an Event of Default, Pledgor shall nevertheless retain all voting rights with respect to the Collateral. Immediately upon the occurrence and during the continuance of an Event of Default, irrespective of whether or not prior thereto the Collateral had been registered in the name of either of the Bank or its nominee, the Bank or its nominee may at the Bank's option, upon notice to the Pledgor, and subject to compliance with applicable statutes, rules and regulations, exercise all voting and corporate rights with respect thereto and the Bank or its nominee shall have the right to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if the Bank was the absolute owner thereof, including, but without limitation, the right to exchange, at the Bank's discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege or option pertaining to any such shares of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Bank may determine, all without liability except to account for property actually received by the Bank, provided that the failure by the Bank to give notice to the Pledgor shall not affect the right of the Bank to exercise any such rights or to take any such action or otherwise give rise to any liability on the part of the Bank; but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

        8.       Remedies. Upon the occurrence and during the continuance of an Event of Default, the Bank may, at its option, and without notice to the Pledgor, declare the unpaid balance of the Pledgor's Obligations to be immediately due and payable and, subject to compliance with applicable statutes, rules and regulations, sell or otherwise dispose of the Collateral. The occurrence or non-occurrence of an Event of Default shall in no manner impair the ability of the Bank to demand payment of any portion of the Pledgor's Obligations which are payable on demand. The Bank shall have all of the rights and remedies of a secured party under the Georgia Uniform Commercial Code or under other applicable laws.

        Upon the occurrence and during the continuance of any Event of Default and subject to all applicable statutes, regulations and rules, the Bank may in addition to and not in substitution or limitation of any right or remedy provided herein or under applicable law, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of the time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and notices are, to the extent permitted by law, hereby expressly waived) forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof, and may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of the Bank’s offices or elsewhere, at such prices and on such terms (including, but without limitation, a requirement that any purchaser of all or any part of the Collateral purchase the shares constituting the Collateral for investment and without any intention to make a distribution thereof) as they may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to the Bank or any purchaser upon any such sale or sales, public or private, to purchase the whole or any part of the Collateral so sold free of any rights or equity of redemption in the Pledgor, which right or equity is, to the extent permitted by applicable law, hereby expressly waived and released.

        Any written notice of the sale, disposition, or other intended action by the Bank with respect to the Collateral which is required by applicable laws and is sent by certified mail, postage prepaid, to the Pledgor at the Pledgor’s address specified below, or such other address of the Pledgor which may from time to time be shown on the Bank’s records, at least ten (10) days prior to such sale, disposition, or action shall constitute reasonable notice to the Pledgor. Any other notice required or permitted by this Agreement shall be effective if given in accordance with the provisions of the Credit Agreement.

        If the sale or other disposition of the Collateral fails to satisfy in full the Pledgor’s Obligations, the Pledgor shall remain liable to the Bank for any deficiency.

        9.       Sale of Collateral. The Pledgor recognizes that the Bank may be unable to effect a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities and insurance laws but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire all or a part of the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Bank shall give not less than 10 days prior notice of any private sale and the Pledgor acknowledges and agrees that any private sale so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sale and that the Bank has no obligation to delay the sale of such Collateral for the period of time necessary to permit the registration of such Collateral for public sale under any securities laws. To the extent permitted by applicable law, the Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. If any consent, approval, or authorization of any federal, state, municipal, or other governmental department, agency, or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial sale or other disposition of the Collateral, the Pledgor will execute all applications and other instruments as may be required in connection with securing any such consent, approval, or authorization and will otherwise use its best efforts to secure the same. In addition, in connection with a sale or disposition of the Collateral, the Pledgor agrees to provide any material adverse information in regard to the current and prospective operations of any corporation whose stock constitutes all or a portion of the Collateral of which the Pledgor has knowledge and which has not been publicly disclosed, and the Pledgor hereby acknowledges that the Pledgor's failure to provide such information may result in criminal and/or civil liability.

        10.       Expenses. All costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, actually incurred by or on behalf of the Bank (a) in enforcing the Pledgor's Obligations, and (b) in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting, or otherwise disposing of the Collateral (collectively, the "Liquidation Costs"), together with interest thereon at the Default Rate, from the date of payment until repaid in full, shall be paid by the Pledgor to the Bank on demand and shall constitute and become a part of the Pledgor's Obligations secured hereby. Any proceeds of sale or other disposition of the Collateral will be applied by the Bank to the payment of the Liquidation Costs, and the balance of such proceeds (if any) will be applied by the Bank toward the payment of the remaining Pledgor's Obligations, in such order and manner of application as the Bank may from time to time in its sole discretion determine.

        11.       No Waiver, Cumulative Remedies, Etc. Neither this Agreement nor any term, condition, covenant, or agreement hereof may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought. No failure or delay by the Bank to insist upon the strict performance of any term, condition, covenant, or agreement of this Agreement, the Credit Agreement or any of the Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Bank from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any of the Pledgor's Obligations, the Bank shall not be deemed to have waived the right either to require prompt payment when due of all other Pledgor's Obligations or to declare a Default for failure to effect such payment of any such other Pledgor's Obligations. Each right, power, and remedy of the Bank as provided for in this Agreement, the Credit Agreement or any of the Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the Credit Agreement or any of the Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Bank of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Bank of any or all such other rights, powers, or remedies. This Agreement shall be governed by the laws of the State of Georgia, shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the successors and assigns of the Bank. As used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders as the context may require, and the term "person" shall include an individual, a corporation, an association, a partnership, a trust, and an organization. Unless varied by this Agreement, all terms used herein which are defined by the Georgia Uniform Commercial Code shall have the same meanings hereunder as assigned to them by the Georgia Uniform Commercial Code.

        12.       Upon repayment in full of all Pledgor's Obligations and upon termination of the Credit Agreement and of this Agreement, the Bank agrees to promptly return to Pledgor all original certificates and stock powers representing the Collateral, and, if Bank is unable to do so, Bank agrees to provide Pledgor with lost certificate affidavits that contain indemnity language as is customary with respect to such lost certificate affidavits.

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        The signature and seal of the Pledgor are subscribed to this Agreement on the day and year written above.

ATTEST:	ATLANTIC AMERICAN CORPORATION

/s/ Janie L. Ryan , Secretary	By: /s/ John G. Sample, Jr. (SEAL)
[CORPORATE SEAL]	Name: John G. Sample, Jr.
Title: Senior Vice President and Chief Financial Officer

4370 Peachtree Road, N.E. Atlanta, Georgia 30319-3000 Attention: John G. Sample, Jr., Senior Vice President and Chief Financial Officer Telecopy number: (404) 266-5702 Telephone number: (404) 266-5501

SCHEDULE 1

Subsidiary	Number of Shares of Stock	Class of Stock

American Southern Insurance Company	300,000	Capital

Association Casualty Insurance Company	900,000	Common

Bankers Fidelity Life Insurance Company	2,500,000	Capital

Georgia Casualty & Surety Company	2,000,000	Capital

EXHIBIT A

Insurance Subsidiaries of Atlantic American Corporation

American Safety Insurance Company, a Georgia domestic insurance company

American Southern Insurance Company, a Kansas domestic insurance company

Association Casualty Insurance Company, a Texas stock, fire and casualty insurance company

Bankers Fidelity Life Insurance Company, a Georgia domestic insurance corporation

Georgia Casualty & Surety Company, a Georgia domestic insurance corporation